                                                                   Exhibit(b)(3)

                             CHASE SECURITIES INC.
                            THE CHASE MANHATTAN BANK
                                270 Park Avenue
                           New York, New York  10017

                            BEAR STEARNS & CO., INC.
                      BEAR STEARNS CORPORATE LENDING INC.
                                245 Park Avenue
                            New York, New York 10167

                                                                November 2, 1999




                         $325,000,000 Senior Facilities
                               Commitment Letter
                               -----------------

Investcorp Investment Equity Limited,
 on its own behalf and on behalf of
 certain of its affiliates and other
 international investors
c/o Investcorp Bank E.C.
P.O. Box 5460
Bahrain

Attention:  Chris O'Brien and Sean Madden

Ladies and Gentlemen:

     You have advised The Chase Manhattan Bank ("Chase"), Chase Securities Inc.
                                                 -----
("CSI"), Bear Stearns Corporate Lending Inc. ("BSCL") and Bear, Stearns & Co.,
  ---                                          ----
Inc. ("Bear Stearns") that Investcorp S.A., together with certain affiliated
       ------------
entities and other international investors (collectively, the "Investor Group"),
                                                               --------------
intends to form a holding company ("Holdings") which, through a wholly-owned
                                    --------
acquisition vehicle ("MergerCo"), will make a tender offer (the "Tender Offer")
                      --------                                   ------------
for 100% of the issued and outstanding common stock of Synthetic Industries, Inc., a Delaware corporation (the "Borrower") and to consummate the Acquisition
                                   --------
and the other Transactions (such terms and each other capitalized term used but not defined herein having the meanings assigned to them in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Term Sheet")).
                                                                  ----------

     CSI and Bear Stearns are pleased to advise you that they are willing to act as Co-Lead Arrangers and Joint Book Managers for the Senior Facilities. Chase and BSCL are each pleased to advise you of its several commitment to provide $162,500,000 of the Senior Facilities. The

Term Sheet sets forth the principal terms and conditions on and subject to which Chase and BSCL are each willing to make available their respective portions of the Senior Facilities. Chase's and BSCL's commitments hereunder are subject to the aggregate amount of the Senior Facilities, upon consummation of the Acquisition, being equal to $325,000,000.

     It is agreed that Chase will act as the sole and exclusive Administrative Agent in respect of the Senior Facilities, that Bear Stearns will be awarded the title of Syndication Agent in respect of the Senior Facilities and that CSI and Bear Stearns will act as Co-Lead Arrangers and Joint Book Managers in respect of the Senior Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed and no other titles will be awarded in connection with the Senior Facilities unless you and we shall so agree.

     We intend to syndicate the Senior Facilities to a group of financial institutions (together with Chase and BSCL, the "Lenders") identified by us
                                                 -------
subject to your consent which shall not be unreasonably withheld. CSI and Bear Stearns will manage all aspects of the syndication and will, when reasonably appropriate, consult with you regarding decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

     You agree to assist, and to insure that the Borrower assists, us in forming any such syndicate, including providing us, promptly upon request, with all information reasonably deemed necessary by us to complete successfully the syndication, including, but not limited to, an information package for delivery to potential syndicate members and participants including therein appropriate projections. You agree that any other debt financings in the United States by the Borrower and you and your affiliates during the syndication process will be coordinated with the syndication effort (other than financings in connection with a currently pending acquisition of which we have been advised) and that the Borrower will refrain from any such financings (other than the Subordinated Facility and the Senior Subordinated Notes) during such syndication process unless otherwise agreed to by us. You further agree to use your reasonable efforts to make appropriate officers and representatives of the Borrower available to participate in information meetings for potential syndicate members and participants at such times and places as we may reasonably request.

     You represent and warrant that (a) all information (other than the information referred to in clauses (b) and (c) of this sentence) which has been or is hereafter made available to any of us by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements are made, (b) you have no knowledge that any of the information regarding the Borrower and its subsidiaries which has been provided to you by the Borrower and has been made available to any of us by you or any of your representatives ("Borrower Information") is not complete and correct in all material respects,
----------------------
and you have no
knowledge that any such Borrower Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements are made, and (c) all financial projections that have been or are hereafter provided by you and made available to any of us or any other participants in the Senior Facilities have been or will be prepared in good faith based upon what you believe to be reasonable assumptions. You agree to supplement the information and projections referred to in clauses (a), (b) and (c) above from time to time until completion of the syndication so that the representation and warranty in the preceding sentence remains correct. In arranging and syndicating the Senior Facilities, we will be using and relying on such information and projections.

     Each of CSI, Chase, Bear Stearns and BSCL (each, a "Covenanting Party")
                                                         -----------------
severally agrees to keep confidential the information referred to in clauses
(a), (b) and (c) of the preceding paragraph and supplements thereof except such information that (a) is disclosed by such Covenanting Party to its officers, employees, agents and advisors who are directly involved in the consideration of this matter (it being understood that such persons will be informed by such Covenanting Party of the confidential nature of such information and directed by such Covenanting Party to treat such information as confidential), (b) is disclosed in connection with the syndication of the Senior Facilities to officers, employees, agents and advisors of potential or actual members or participants of the syndicate (it being understood that the steps taken to assure confidential treatment of such information by each potential member of the syndicate are subject to agreement with you), (c) is compelled in a judicial or administrative proceeding or as otherwise required by law (in which case such Covenanting Party agrees to inform you promptly thereof), (d) has been publicly disclosed other than in breach of this letter, (e) is available to such Covenanting Party on a non-confidential basis from a source other than you or
(f) was available to such Covenanting Party on a non-confidential basis prior to its disclosure by you.

     We shall be entitled, after consultation with you, to change the pricing, terms and structure of the Senior Facilities if we determine that such changes are advisable to insure a successful syndication of the Senior Facilities; provided that (a) the total amount of the Senior Facilities remains unchanged,
--------
(b) the interest margins described in the Term Sheet shall not be increased by more than 0.50% without your consent and (c) any change to the terms and structure of the Senior Facilities shall not be made without your consent (which shall not be unreasonably withheld). Chase's and BSCL's commitments hereunder are subject to the agreements in this paragraph.

     Chase's and BSCL's commitments hereunder and CSI's and Bear Stearns' agreements to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in the business, operations, property, condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, since September 30, 1998, (b) our not becoming aware after the date hereof of any information or other matter which is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our good faith opinion, could materially impair the syndication of the Senior

Facilities, (d) the approval of the Transactions by the Board of Directors of the Borrower, (e) the negotiation, execution and delivery on or before January 31, 2000 of definitive documentation with respect to the Senior Facilities reasonably satisfactory to us and our counsel and (f) the other conditions set forth in the Term Sheet. The terms and conditions of Chase's and BSCL's commitments hereunder and of the Senior Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of CSI, Chase, Bear Stearns, BSCL and you.

     The reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel (and, in addition, any local or special counsel reasonably requested) to Chase, CSI, BSCL and Bear Stearns and CSI's and Bear Stearns' syndication and reasonable other out-of-pocket expenses) arising in connection with the preparation, execution and delivery of this letter and the definitive financing agreements shall be for your account. You further agree to indemnify and hold harmless each Lender (including Chase and BSCL), CSI and Bear Stearns and each director, officer, employee, affiliate and agent thereof (each, an "indemnified person") against, and to reimburse each
                   ------------------
indemnified person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such indemnified person may
                                ------
become subject insofar as such Losses arise out of or in any way relate to or result from the Acquisition, this letter or the financing contemplated hereby, including, without limitation, Losses consisting of reasonable legal or other expenses reasonably incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); provided that the foregoing
                                                    --------
will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from (a) the gross negligence or willful misconduct of such indemnified person, (b) legal proceedings commenced against any indemnified person by any security holder or creditor thereof solely in its capacity as such or (c) legal proceedings commenced against the Administrative Agent or any Lender by any transferee thereof. Your obligations under this paragraph shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this letter unless this paragraph is expressly superseded by such definitive financing documentation. Neither Chase, CSI, BSCL, Bear Stearns nor any other indemnified person shall be responsible or liable to you or any other person for consequential damages which may be alleged as a result of this letter or the financing contemplated hereby. You will also not be responsible for consequential damages which may be alleged as a result of this letter or the financing contemplated hereby.

     The provisions of this letter are supplemented as set forth in a fee letter dated the date hereof from us to you and an agency fee letter dated the date hereof from Chase and CSI to you (collectively, the "Fee Letters") and are
                                                     -----------
subject to the terms of the Fee Letters. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. Without prejudice to the next paragraph hereof, this letter shall not be assignable by you without the prior written consent of Chase, CSI, BSCL and Bear Stearns (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, except that the Borrower may be assigned your rights and the commitments hereunder and assume your obligations under this Commitment Letter and the Fee

Letters (other than your obligation to assist in the syndication as provided in the fifth paragraph hereof) by executing and delivering supplements hereto and to the Fee Letters in a form reasonably satisfactory to us. This letter may not be amended or waived except by an instrument in writing signed by you and each of us. This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     This letter is delivered to you on the understanding that neither this letter, the Term Sheet nor the Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, employees, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided that you may disclose this letter
                                      --------
and the Term Sheet and the terms hereof and thereof to MergerCo, the Borrower and their respective advisors in connection with the Acquisition and the other Transactions. The foregoing restrictions shall cease to apply (except in respect of the Fee Letters and their terms and substance) after this letter has been accepted by you.

     Upon the execution and delivery of definitive documentation with respect to the Senior Facilities and the initial funding thereunder, your obligations under this letter (other than the confidentiality provisions set forth above) shall automatically terminate and be superseded by the provisions of such definitive documentation.

     If you are in agreement with the foregoing, please sign and return to Chase the enclosed copies of this letter and the Fee Letters no later than 5:00 P.M., New York time, on November 5, 1999. This offer shall terminate at such time unless prior thereto we shall have received signed copies of such letters.

     We look forward to working with you on this transaction.

                              Very truly yours,


                              CHASE SECURITIES INC.



                              By:  /s/ Laurie R. Perper
                                   ------------------------------------------
                                    Name:  Laurie R. Perper
                                    Title: Vice President


                              THE CHASE MANHATTAN BANK



                              By:  /s/ Laurie R. Perper
                                   ------------------------------------------
                                    Name:  Laurie R. Perper
                                    Title: Vice President


                              BEAR STEARNS & CO., INC.



                              By:  /s/ Mark S. Lies
                                   --------------------------------------------
                                    Name:  Mark S. Lies
                                    Title: Senior Managing Director


                              BEAR STEARNS CORPORATE LENDING INC.



                              By:  /s/ Mark S. Lies
                                   --------------------------------------------
                                    Name:  Mark S. Lies
                                    Title: Senior Managing Director

Accepted and agreed to as of
the date first above written:

INVESTCORP INVESTMENT EQUITY LIMITED




By:  /s/ Patricia Tricarico
     ---------------------------
      Name:  The Director Ltd.
      Title: Director

                             CHASE SECURITIES INC.
                            THE CHASE MANHATTAN BANK
                                270 Park Avenue
                           New York, New York  10017

                            BEAR STEARNS & CO., INC.
                      BEAR STEARNS CORPORATE LENDING INC.
                                245 Park Avenue
                           New York, New York  10167



                                                               November 15, 1999




                         $325,000,000 Senior Facilities
                            Amendment to Term Sheet
                            -----------------------

Investcorp Investment Equity Limited,
 on its own behalf and on behalf of
 certain of its affiliates and other
 international investors
c/o Investcorp Bank E.C.
P.O. Box 5460
Bahrain

Attention:  Chris O'Brien and Sean Madden

Ladies and Gentlemen:

     We refer to the Commitment Letter dated November 2, 1999 (the "Commitment
                                                                    ----------
Letter") among Chase, CSI, BSCL, Bear Stearns and you.  Unless otherwise defined
------
herein, terms defined in the Commitment Letter are used herein as therein defined. You and each of CSI, Chase, Bear Stearns and BSCL hereby agree that the Term Sheet is hereby amended and restated in its entirety as attached hereto as Exhibit A.

     This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may not be amended or waived except by an instrument in writing signed by you and each of us. This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     You agree that this letter and its contents are subject to the confidentiality provisions of the Commitment Letter. It is further understood that except as expressly amended hereby, the terms and provisions of the Commitment Letter are and shall remain in full force and effect.

     Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter.

                              Very truly yours,

                              CHASE SECURITIES INC.


                              By:        /s/ James Yu
                                   -----------------------------------
                                    Name:  James Yu
                                    Title: Vice President


                              THE CHASE MANHATTAN BANK


                              By:       /s/ Laurie B. Perper
                                   -----------------------------------
                                    Name:  Laurie B. Perper
                                    Title: Vice President


                              BEAR STEARNS & CO., INC.


                              By:       /s/ Keith C. Barnish
                                   -----------------------------------
                                    Name:  Keith C. Barnish
                                    Title: Senior Managing Director


                              BEAR STEARNS CORPORATE LENDING INC.


                              By:       /s/ Keith C. Barnish
                                   -----------------------------------
                                    Name:  Keith C. Barnish
                                    Title: Senior Managing Director

Accepted and agreed to as of
the date first above written:

INVESTCORP INVESTMENT EQUITY LIMITED




By:     /s/ Sydney J. Coleman
   --------------------------
 Name:  The Director Ltd.
 Title: Director

                                                                       EXHIBIT A
                                                                       ---------

                           SYNTHETIC INDUSTRIES, INC.

                         $325,000,000 SENIOR FACILITIES

                   Summary of Principal Terms and Conditions
                   -----------------------------------------

PARTIES TO THE FINANCING FACILITIES
-----------------------------------
Borrower:                 Synthetic Industries, Inc., a Delaware corporation
                          (the "Borrower").
                                --------

Administrative Agent:     The Chase Manhattan Bank ("Chase") (in such capacity,
                                                     -----
                          the "Administrative Agent").
                               --------------------

Syndication Agent:        Bear Stearns & Co., Inc. ("Bear Stearns") (in such
                                                     ------------
                          capacity, the "Syndication Agent" and together with
                                         -----------------
                          the Administrative Agent, the "Agents").
                                                         ------

Co- Lead Arrangers:       Chase Securities Inc. ("CSI") and Bear Stearns (in
                                                  ---
                          such capacity, the "Co-Lead Arrangers").
                                              -----------------

Joint Book Managers:      CSI and Bear Stearns (in such capacity, the "Joint
                                                                       -----
                          Book Managers").
                          -------------

Lenders: Chase, Bear Stearns Corporate Lending Inc. and such other financial institutions as shall be selected in the syndication (collectively the "Lenders") with the
                                                             -------
                          consent (which consent shall not be unreasonably withheld) of Investcorp, S.A.

ACQUISITION AND OTHER TRANSACTIONS
----------------------------------

                          Pursuant to or in connection with an acquisition agreement (the "Acquisition Agreement") to be entered
                                          ---------------------
                          into among the Borrower, Holdings and MergerCo, MergerCo will make a tender offer for 100% of the issued and outstanding capital stock of the Borrower (the "Tender Offer"). The Tender Offer will be
                                ------------
                          conditioned, among other things, upon 51% of the issued and outstanding common stock of the Borrower being acquired and will be followed as soon as practicable after the closing of the Tender Offer (the "Closing Date") by a merger of MergerCo with and into
                           ------------
                          the Borrower (the "Merger"). After giving effect to
                                             ------
                          the Tender Offer the Investor Group will own and control, indirectly, in excess of 50% of the outstanding common stock of the Borrower. After giving effect to the Tender Offer and the Merger (collectively, the "Acquisition"), the Investor Group
                                              -----------
                          will own and control, indirectly, 100% of the outstanding common stock of the Borrower.
                          In connection with the Tender Offer, (a) the Investor Group will contribute to MergerCo an aggregate amount of not less than $190,000,000 in common equity (the "Equity Contribution"); (b) the Borrower and each of
                           -------------------
                          its subsidiaries will repay or repurchase in full all its existing indebtedness other than the Existing Notes (as defined below) and up to $12,000,000 of capitalized leases and industrial revenue bonds) (the "Existing Indebtedness"), including all amounts
                           ---------------------
                          outstanding under the Borrower's existing Loan and Security Agreement dated as of December 18, 1997, as amended (the "Existing Credit Agreement"), among the
                                        -------------------------
                          Borrower, the lenders named therein and certain other
                          parties; (d) the Existing Credit Agreement and any related guarantees and collateral documents shall be terminated; (e) the Borrower will make a tender offer and, if necessary, a change of control offer (collectively, the "Debt Tender Offer") for all its
                                              -----------------
                          outstanding 9 1/4% Senior Subordinated Notes (the "Existing Notes") pursuant to which the covenants in
                           --------------
                          the indenture governing the Existing Notes remaining outstanding after the Debt Tender Offer shall be waived or eliminated in a manner reasonably satisfactory to the Agents (it being understood that the change of control provisions will not be eliminated); (f) the Borrower will pay tender premiums and consent fees (the "Debt Tender Premium") in
                                                 -------------------
                          connection with the Debt Tender Offer in an aggregate amount not to exceed an amount to be agreed upon (it being understood that the Debt Tender Premium shall be calculated in accordance with market practice on the basis of a yield to maturity of the U.S. Treasury Note that is due closest to the first redemption date of the Existing Notes); (g) the Borrower will pay all outstanding accrued and unpaid interest in connection with its redemption of the Existing Notes tendered pursuant to the Debt Tender Offer; (h) the Borrower will obtain the Senior Facilities; (i) MergerCo will borrow approximately $150,000,000 in senior subordinated loans from one or more lenders under a senior subordinated credit facility (the "Subordinated
                                                                    ------------
                          Facility"); and (j) costs and expenses (excluding the
                          --------
                          Debt Tender Premium) (the "Transaction Costs and
                                                     ---------------------
                          Expenses") of approximately $55,000,000, including,
                          --------
                          but not limited to, costs and expenses of the Tender Offer, incurred in connection with the Transactions (as defined below) will be paid. The Acquisition and the other transactions described in this paragraph and the immediately preceding paragraph are collectively referred to herein as the "Transactions".
                                                     ------------

AMOUNT AND TERMS OF THE FACILITIES
----------------------------------

The Senior Facilities (the "Senior Facilities") are comprised of the Term Loan
                            -----------------
Facilities and the Revolving Credit Facility as described below.

Term Loan Facilities

Types and Amounts of Facilities:     Term Loan Facilities (the "Term Loan
                                                                ---------
                                     Facilities") in an aggregate amount of
                                     ----------
                                     $225,000,000 (the loans thereunder, the
                                     "Term Loans") as follows:
                                      ----------

                                     Tranche A Term Facility: A six year term
                                     -----------------------
                                     loan facility (the "Tranche A Term
                                                          -------------
                                     Facility") in an aggregate principal amount
                                     --------
                                     equal to $25,000,000 (the loans thereunder,
                                     the "Tranche A Term Loans"). The Tranche A
                                          --------------------
                                     Term Loans shall be repayable in equal
                                     quarterly installments in aggregate annual amounts for each year as set forth below:

                                          Year              Annual Amount
                                          ----              -------------
                                            1                  $0
                                            2                  $3,000,000
                                            3                  $4,000,000
                                            4                  $6,000,000
                                            5                  $6,000,000
                                            6                  $6,000,000

                                     Tranche B Term Facility: An eight year term
                                     -----------------------
                                     loan facility (the "Tranche B Term
                                                         --------------
                                     Facility") in an aggregate principal amount
                                     --------
                                     equal to $200,000,000 (the loans
                                     thereunder, the "Tranche B Term Loans").
                                                      --------------------
                                     The Tranche B Term Loans shall be repayable in equal quarterly installments in aggregate annual amounts for each year as set forth below:

                                          Year              Annual Amount
                                          ----              -------------
                                            1                  $0
                                            2                  $1,500,000
                                            3                  $1,500,000
                                            4                  $1,500,000
                                            5                  $1,500,000
                                            6                  $1,500,000
                                            7                  $60,000,000
                                            8                  $132,500,000

                                     Notwithstanding the foregoing, in the event that any Existing Notes in excess of an amount to be agreed upon remain outstanding on August 15, 2006, all Tranche B Term Loans outstanding on such date shall be paid in full.

Availability:                        The Term Loans shall be made in a single
                                     drawing on the Closing Date (as defined
                                     below).

Purpose: The proceeds of the Term Loans shall be used to finance a portion of the Transactions and to pay related fees and expenses.

Revolving Credit Facility

Type of Facility:                    Six year revolving credit facility for
                                     revolving credit loans, swing line loans
                                     and letters of credit (the "Revolving
                                                                 ---------
                                     Credit Facility").
                                     ---------------

Amount:                              Up to $100,000,000.

Availability:                        Revolving credit loans (the "Revolving
                                                                  ---------
                                     Credit Loans") and swing line loans (the
                                     ------------
                                     "Swing Line Loans") may be made, and
                                      ----------------
                                     standby and commercial letters of credit
                                     (the "Letters of Credit") in an aggregate
                                           -----------------
                                     amount up to a sublimit to be determined
                                     may be issued, under the Revolving Credit
                                     Facility, at any time during the period
                                     between the Closing Date and the Revolving
                                     Credit Termination Date (as defined below);
                                     provided that no Letter of Credit shall
                                     --------
                                     have an expiration date after the Revolving
                                     Credit Termination Date.

                                     No standby Letter of Credit shall have an expiry date more than 365 days after its date of issuance and no commercial Letter of Credit shall have an expiry date more than 120 days after its date of issuance, or, in each case, such other duration as may be agreed to by the Issuing Lender (as defined below).

                                     In addition, a portion of the Revolving
                                     Credit Facility not in excess of an amount
                                     to be agreed upon will be available during
                                     the period from the Closing Date to the
                                     Revolving Credit Termination Date as Swing
                                     Line Loans from Chase on same-day notice.
                                     Each other Revolving Credit Lender will be
                                     irrevocably and unconditionally obligated
                                     to purchase its pro rata share in any Swing
                                                     --- ----
                                     Line Loan not repaid by the Borrower.

Maturity:                            The sixth anniversary of the Closing Date
                                     (the "Revolving Credit Termination Date").
                                           ---------------------------------

Purpose: (i) Initially to finance up to $40,000,000 of the consideration paid in connection with the Acquisition and (ii) after completion of the Acquisition, for general corporate purposes of the Borrower and its subsidiaries.

GENERAL PROVISIONS
------------------

Interest Rate:                       Alternate Base Rate and, at the Borrower's
                                     option, Eurodollar Loans will be available, as follows:

                                     A.  Alternate Base Rate
                                         -------------------

                                     Interest shall be at the Alternate Base
                                     Rate of Chase plus the
                                                   ----
                                      applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days, if determined by reference to the prime commercial lending rate of Chase, or in a year of 360 days, otherwise. The Alternate Base Rate is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the secondary market rate for three-month certificates of deposit of money center banks, adjusted for reserves and assessments, plus 1% and (iii) the prime commercial lending rate of Chase.

                                      Alternate Base Rate drawings shall require one business day's prior notice except for Swing Line Loans and shall be in minimum and incremental amounts to be determined.

B.  Eurodollar Rate                   The Borrower may elect that all or a
                                      portion of the Loans (other than Swing
                                      Line Loans, which shall bear interest
                                      based only on the Alternate Base Rate)
                                      bear interest at a rate (grossed-up for
                                      any reserve requirements) at which
                                      eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant Lenders) nine or twelve months (as selected by the Borrower) are offered to Chase in the interbank eurodollar market, plus the applicable Interest Margin.

                                      Eurodollar Rate drawings shall require
                                      three business days' prior notice and
                                      shall be in minimum and incremental
                                      amounts to be determined.

Interest Margins:                     The Interest Margin for each type of Loan
                                      will be the margins per annum set forth
                                      below:

                                                                    Alternate
                                                      Eurodollar    Base Rate
                                                           Loans        Loans

                                      Revolving Credit
                                      Loans, Tranche A
                                      Term Loans and
                                      Swing Line Loans   3.00%           2.00%

                                      Tranche B Term
                                      Loans              3.50%           2.50%

                                      The foregoing margins for Revolving Credit
                                      Loans, Tranche A Term Loans and Swing Line
                                      Loans shall be subject to reduction, after a period to be agreed, by amounts, and based on financial tests, to be determined, provided that no Default or Event of Default has occurred and is continuing.

Issuing Lender:                       The issuing bank for the Letters of Credit
                                      shall be Chase (in such capacity, the
                                      "Issuing Lender").
                                       --------------

Letter of Credit Fees:                A percentage per annum equal to the
                                      Interest Margin for Revolving Credit Loans which are Eurodollar Loans then in effect of the amount available to be drawn of each letter of credit, payable quarterly in arrears. Of such fees, the Issuing Lender shall receive, for its own account, a fee of 0.25% per annum of the face amount of such letter of credit. Customary administrative, issuance, amendment, payment and negotiation charges will be payable to the Issuing Lender for its own account.

Collateral:                           The Senior Facilities, and any interest
                                      rate protection agreements entered into
                                      with any Lender or any affiliate of any
                                      Lender, will be secured by a perfected
                                      first priority security interest in (a)
                                      all of the capital stock of the Borrower and each of the direct and indirect subsidiaries of the Borrower (but limited to 65% in the case of foreign subsidiaries of the Borrower), (b) all of the inventory, equipment and real property
                                      (with any exceptions to be agreed upon by Holdings and the Administrative Agent) of the Borrower and each of its direct and indirect domestic subsidiaries and (c) all other tangible and intangible assets
                                      (including, without limitation, patents, trademarks and tradenames) (with any exceptions to be agreed upon by Holdings and the Administrative Agent) of the Borrower and such subsidiaries.

Guarantees:                           All obligations of the Borrower under the
                                      credit agreement, and any interest rate
                                      protection agreements entered into with
                                      any Lender or any affiliate of any Lender,
                                      will be unconditionally guaranteed by
                                      Holdings, MergerCo and each of the direct
                                      and indirect domestic subsidiaries of the
                                      Borrower (the "Guarantors"; together with
                                                     ----------
                                      the Borrower, the "Loan Parties") other
                                                         ------------
                                      than subsidiaries deemed immaterial by the Administrative Agent.

Interest Payment Dates:               In the case of Loans bearing interest
                                      based upon the Alternate Base Rate,
                                      quarterly in arrears.

                                      In the case of Loans bearing interest
                                      based upon the Eurodollar Rate, on the
                                      last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:                         Overdue principal, interest, fees and
                                      other amounts owing to the Administrative
                                      Agent or any Lender will bear interest at 2% over the rate otherwise applicable thereto. Overdue Eurodollar Loans shall be converted to Alternate Base Rate Loans at the end of the then current interest period with respect thereto.

Reserve Requirements; Yield
Protection:                           The definitive financing agreements will
                                      contain customary provisions relating to increased costs, capital adequacy protection, interest rate unavailability and withholding and other taxes. If the Borrower is required to pay any amounts to any Lender pursuant to such provisions, the Borrower will have the right to cause the Lender seeking such payment to sell all of its Loans and commitments at par plus accrued interest and fees to a bank or other financial institution which is or agrees to become a Lender.

Commitment Fees:                      0.50% per annum from the Closing Date for
                                      each Lender on the average daily unused
                                      portion of its commitment under the
                                      Revolving Credit Facility. Commitment fees will be payable quarterly in arrears. For purposes of calculating the commitment fee, Swing Line Loans shall be deemed not to be outstanding.

                                      The foregoing commitment fee shall be
                                      subject to reduction, after a period to be agreed, by amounts, and based on financial tests, to be determined, provided that no Default or Event of Default has occurred and is continuing.

Fee Basis:                            365 days for actual days elapsed.

Mandatory Prepayments:                Term Loans shall be prepaid with:

                                      (a) 100% of the net proceeds of any
                                          incurrence of indebtedness (other than
                                          permitted indebtedness), by the
                                          Borrower or any of its subsidiaries;

                                      (b) so long as any Term Loans are
                                          outstanding, 50% of the net proceeds
                                          of issuances of equity after the
                                          Closing Date by Holdings or any of its
                                          subsidiaries, excluding any equity
                                          provided by the Investor Group or its
                                          affiliates; and

                                      (c) 100% of the net proceeds of any sale
                                          or other disposition by the Borrower
                                          or any of its subsidiaries of any
                                          assets, subject to usual and customary
                                          exceptions to be agreed upon,
                                          including, without limitation, (i) any
                                          sale of inventory and (ii) any sale of
                                          obsolete or worn-out property.

                                      Commencing with fiscal year 2001 of the
                                      Borrower, prepayments shall also be
                                      required annually in an amount equal to
                                      50% of the excess cash flow (to be
                                      defined) of the Borrower and its
                                      subsidiaries for each fiscal year based
                                      upon audited financial statements. Such
                                      prepayments shall be made not later than 120 days after the end of such fiscal year.

                                      The amounts referred to above shall be
                                      applied to the prepayment of the Term
                                      Loans in a customary manner to avoid
                                      breakage costs. Mandatory prepayments of
                                      the Term Loans shall be applied pro rata
                                                                      --- ----
                                      to the Tranche A Term Loans and the
                                      Tranche B Term Loans, and ratably to the respective installments thereof.
                                      Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans shall have the right to refuse all or any portion of such prepayment allocable to it, and the amount so refused will be applied to prepay the Tranche A Term Loans. Mandatory prepayments of the Term Loans may not be reborrowed.

                                      In addition, the Senior Facilities shall
                                      be permanently reduced by any amounts
                                      borrowed by the Borrower or any of its
                                      subsidiaries under an accounts receivable
                                      securitization facility (the
                                      "Securitization Facility").
                                       -----------------------

Voluntary Prepayments:                Permitted in whole or in part, with prior
                                      written notice but without premium or
                                      penalty, subject to limitations as to
                                      minimum amounts of prepayments and
                                      customary indemnification for breakage
                                      costs in the case of prepayment of Loans
                                      other than on the last day of an interest
                                      period. Optional prepayments of the Term
                                      Loans shall be applied pro rata to the
                                                             --- ----
                                      Tranche A Term Loans and the Tranche B
                                      Term Loans, and ratably to the respective installments thereof. Notwithstanding the foregoing, so long as any Tranche A Term
                                      Loans are outstanding, each holder of
                                      Tranche B Term Loans shall have the right to refuse all or any portion of such prepayment allocable to it, and the amount so refused will be applied to prepay the Tranche A Term Loans. Optional prepayments of the Term Loans may not be reborrowed.

CERTAIN CONDITIONS
------------------
                                      The availability of the Senior Facilities
                                      will be conditioned upon, among other
                                      things, satisfaction of the following
                                      conditions precedent (the date upon which
                                      such conditions are satisfied is referred
                                      to as the "Closing Date"):
                                                 ------------

                                      (a)  Usual for facilities and transactions
                                           of this type, those specified below
                                           and others to be reasonably agreed
                                           upon by the Agents and Investcorp
                                           S.A., including but not limited to
                                           delivery of satisfactory legal
                                           opinions, borrowing and compliance
                                           certificates, audited and unaudited
                                           financial statements and other
                                           financial information to be agreed
                                           upon; execution of guarantees, which
                                           shall be in full force and effect;
                                           accuracy of representations and
                                           warranties; absence of defaults,
                                           prepayment events or creation of
                                           liens under debt instruments or other
                                           agreements as a result of the
                                           Transactions and the other
                                           transactions contemplated hereby;
                                           evidence of authority; material
                                           consents of all persons; compliance
                                           with applicable laws and regulations
                                           (including but not limited to ERISA,
                                           margin regulations, bank regulatory
                                           limitations and environmental laws);
                                           absence of any material adverse
                                           change in the business, operations,
                                           properties, assets, condition
                                           (financial or otherwise) or results
                                           of operations of the Borrower and its
                                           subsidiaries, taken as a whole since
                                           September 30, 1998;

                                           payment of fees and expenses; and
                                           obtaining of satisfactory insurance
                                           (including but not limited to
                                           business interruption insurance as
                                           reasonably requested by the Agents).

                                      (b)  The Loan Parties shall have executed
                                           and delivered definitive financing
                                           agreements and related documentation
                                           with respect to the Senior Facilities
                                           reasonably satisfactory in form and
                                           substance to the Agents in conformity
                                           with the material terms hereof.

                                      (c)  The Agents shall be reasonably
                                           satisfied with the structure and
                                           terms of the Transactions and with
                                           the Acquisition Agreement (it being
                                           understood that the current
                                           description of the Transactions that
                                           appears in this Term Sheet is
                                           satisfactory to the Agents).

                                      (d)  The Tender Offer shall be consummated
                                           prior to or simultaneously with the
                                           closing under the Senior Facilities
                                           in accordance with applicable law,
                                           the Acquisition Agreement and all
                                           other related documentation (without
                                           giving effect to any material
                                           amendments to or waivers of such
                                           documentation not approved by the
                                           Agents, such approval not to be
                                           unreasonably withheld).

                                      (e)  No litigation, inquiry, injunction or
                                           restraining order shall be pending,
                                           entered or threatened (i) with
                                           respect to the Acquisition and other
                                           Transactions and the financing
                                           arrangements and the other
                                           transactions contemplated thereby or
                                           (ii) which, if there is a probability
                                           of an adverse determination, is
                                           reasonably likely to have a material
                                           adverse effect (a "Material Adverse
                                                              ----------------
                                           Effect") on (x) the Acquisition, the
                                           ------
                                           other Transactions or the business,
                                           assets, condition (financial or
                                           otherwise), or results of operations
                                           of the Borrower and its subsidiaries
                                           taken as a whole, (y) their ability
                                           to perform their obligations under
                                           the financing agreements or (z) the
                                           rights and remedies of the Lenders.

                                      (f)  The aggregate amount of fees and
                                           expenses to be paid in connection
                                           with the Acquisition, the other
                                           Transactions and the other
                                           transactions contemplated hereby
                                           (excluding the Debt Tender Premium)
                                           shall be approximately $55,000,000.

                                      (g)  After giving effect to the
                                           Transactions and the other
                                           transactions contemplated hereby, the
                                           Borrower and its subsidiaries shall
                                           have outstanding no preferred stock
                                           and no indebtedness other than (i)
                                           the loans and other extensions of
                                           credit under the Subordinated
                                           Facility or, if
                                           applicable, the Senior Subordinated
                                           Notes, (ii) the loans and other
                                           extensions of credit under the Senior
                                           Facilities, (iii) indebtedness under
                                           any Existing Notes that remain
                                           outstanding, (iv) indebtedness in
                                           connection with the Securitization
                                           Facility in an aggregate amount not
                                           to exceed $40,000,000 and (v) other
                                           limited indebtedness to be agreed
                                           upon, including, without limitation,
                                           up to $12,000,000 of capitalized
                                           leases and industrial revenue bonds.

                                      (h)  All conditions to the purchase of the
                                           Existing Notes in the Debt Tender
                                           Offer shall be satisfied prior to or
                                           simultaneously with the closing of
                                           the Tender Offer without giving
                                           effect to any waiver or amendment
                                           thereof that is adverse in any
                                           material respect to the Lenders and
                                           not reasonably satisfactory to the
                                           Agents, the Borrower shall have
                                           purchased not less than a majority in
                                           principal amount of the Existing
                                           Notes, the negative covenants with
                                           respect to the Existing Notes shall
                                           have been eliminated or modified in a
                                           manner reasonably satisfactory to the
                                           Agents, including, among other
                                           things, so that, after giving effect
                                           to the Transactions, no default or
                                           event of default shall exist under
                                           the Existing Notes, the Senior
                                           Facilities or the Subordinated
                                           Facility or, if applicable, the
                                           Senior Subordinated Notes.

                                      (i)  The Borrower shall have furnished a
                                           pro forma consolidated balance sheet
                                           of the Borrower giving effect to the
                                           Transactions to be consummated on the
                                           Closing Date (the "Closing
                                                              -------
                                           Transactions"), together with a
                                           ------------
                                           certificate of the Borrower to the
                                           effect that such pro forma balance
                                           sheet fairly presents in all material
                                           respects the pro forma financial
                                           position of the Borrower and its
                                           subsidiaries in accordance with
                                           generally accepted accounting
                                           principles, and such balance sheet
                                           shall not be materially inconsistent
                                           with the information or projections
                                           and the financial model delivered to
                                           the Lenders prior to the date hereof.

                                      (j)  The Borrower shall have furnished a
                                           certificate of the senior financial
                                           officer of the Borrower, in form and
                                           substance reasonably satisfactory to
                                           the Agents, which shall document the
                                           solvency of the Borrower and its
                                           subsidiaries after giving effect to
                                           the Acquisition and the other
                                           Transactions contemplated hereby as
                                           of the Closing Date.

                                      (k)  All requisite material governmental
                                           authorities and third parties shall
                                           have approved or consented to the
                                           Closing Transactions and the other
                                           transactions contemplated hereby to
                                           the extent required as of the Closing
                                           Date, all
                                           applicable appeal periods shall have
                                           expired and there shall be no
                                           governmental or judicial action,
                                           actual or threatened, that has or
                                           could have a reasonable likelihood of
                                           restraining, preventing or imposing
                                           burdensome conditions on the
                                           Transactions or the consummation of
                                           the other transactions contemplated
                                           hereby.

                                      (l)  The consummation of the Closing
                                           Transactions and the other
                                           transactions contemplated hereby
                                           shall not (i) violate any applicable
                                           law, statute, rule or regulation or
                                           (ii) violate any material contractual
                                           or other restriction to which the
                                           Borrower or any of its subsidiaries
                                           is subject, and the Lenders shall
                                           have received one or more legal
                                           opinions to such effect, satisfactory
                                           to the Agents, from counsel to the
                                           Borrower.

                                      (m)  The Agents shall be reasonably
                                           satisfied, based upon the results of
                                           the environmental diligence conducted
                                           by the Agents and their advisors in
                                           cooperation with the Borrower, with
                                           respect to environmental hazards,
                                           conditions or liabilities and
                                           employee health and safety exposures
                                           to which the Borrower or any of its
                                           subsidiaries may be subject to after
                                           giving effect to the Transactions.

                                      (n)  The Agents shall be reasonably
                                           satisfied with the corporate and
                                           capital structure and equity
                                           ownership of the Borrower and its
                                           subsidiaries (excluding the identity
                                           and amount of equity contribution of
                                           any person or entity in the Investor
                                           Group) after giving effect to the
                                           Transactions and the other
                                           transactions contemplated hereby.

                                      (o)  MergerCo shall have received at least
                                           $190,000,000 in common equity
                                           proceeds from the issuance of its
                                           common equity to the Investor Group.

                                      (p)  MergerCo shall have received at least
                                           $150,000,000 either (i) in borrowings
                                           from the Subordinated Facility or
                                           (ii) in cash proceeds from the
                                           issuance of the Senior Subordinated
                                           Notes. The terms and conditions of
                                           the Subordinated Facility and the
                                           Senior Subordinated Notes (including,
                                           but limited to, terms and conditions
                                           relating to maturity, interest, fees,
                                           amortization, covenants, defaults and
                                           remedies), shall be satisfactory in
                                           all respects to the Agents (it being
                                           understood that the current
                                           description of the Subordinated
                                           Facility and the Senior Subordinated
                                           Notes that appears in this Term Sheet
                                           is acceptable to the Agents).

                                      (q)  The Borrower shall have furnished
                                           unaudited consolidated balance sheets
                                           and related statements of income,
                                           changes in
                                           stockholders' equity and cash flows
                                           of the Borrower for each fiscal month
                                           after the fiscal quarter ended June
                                           30, 1999 and ended 30 days before the
                                           Closing Date, which financial
                                           statements shall not be materially
                                           inconsistent with the financial
                                           statements and forecasts previously
                                           provided to the Lenders.

                                      (r)  The Agents shall be satisfied that
                                           Consolidated EBITDA of the Borrower
                                           and its consolidated subsidiaries for
                                           the twelve month period ending
                                           September 30, 1999 shall equal or
                                           exceed $72,000,000 from planned
                                           continuing operations (excluding
                                           approximately $4,300,000 in
                                           restructuring charges taken by the
                                           Borrower and any charges relating to
                                           the Transactions and the other
                                           transactions contemplated hereby),
                                           and the Borrower shall provide
                                           support for such calculation of a
                                           nature that is reasonably
                                           satisfactory to the Agents (and, in
                                           any event, in conformity with
                                           Regulation S-X).

                                      (s)  The Agents shall be satisfied that
                                           the ratio of total debt to EBITDA of
                                           the Borrower (excluding restructuring
                                           charges of the Borrower previously
                                           disclosed to the Agents) for the
                                           twelve month period ending September
                                           30, 1999 is no greater than 5.5 to
                                           1.0, and the Borrower shall provide
                                           support for such calculation of a
                                           nature that is reasonably
                                           satisfactory to the Agents (and, in
                                           any event, in conformity with
                                           Regulation S-X).

                                      (t)  The Administrative Agent, for the
                                           benefit of the Lenders, shall have a
                                           perfected security interest in all
                                           assets as required under the heading
                                           "Collateral" on the Closing Date.

CERTAIN COVENANTS AND EVENTS OF DEFAULT
---------------------------------------

                                     The documentation relating to the Senior
                                     Facilities will include affirmative and
                                     negative covenants and events of default customary for financings of this type (which covenants will be applicable, where appropriate, to Holdings, the Borrower and each of the direct and indirect subsidiaries of the Borrower, and will contain appropriate exceptions to be negotiated) including, without limitation:

Affirmative Covenants:               Delivery of financial statements and
                                     reports, customary accountants' letters
                                     confirming that no default was discovered during audit, annual budgets, officers' certificates and other information reasonably requested by the Lenders;
                                     payment of taxes and other obligations;
                                     continuation of business and maintenance of existence, material rights and privileges;
                                     compliance with laws;

                                     maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and material events; and further assurances (including, without limitation, with respect to security interests in after-acquired property).

Financial Covenants:                 Financial covenants (including minimum
                                     interest coverage ratio and maximum
                                     leverage ratio (debt to EBITDA)) having
                                     terms to be determined, provided that the financial covenants shall not include the effects of certain purchase accounting adjustments to be agreed.

Negative Covenants:                  Limitations (subject to mutually agreed
                                     upon exceptions) on indebtedness, liens, guarantee obligations, mergers, asset dispositions, investments, loans, advances and acquisitions, capital expenditures, dividends and other restricted junior payments, changes in fiscal year, transactions with affiliates, changes in business conducted, prepayment and amendments of subordinated debt and changes in the passive holding company status of Holdings.

Events of Default:                   Nonpayment of principal, interest, fees or
                                     other amounts (with appropriate grace
                                     periods), violation of covenants (with
                                     appropriate grace periods), material
                                     inaccuracy of representations and
                                     warranties, cross-default, bankruptcy,
                                     material judgments, ERISA, actual or
                                     asserted invalidity of any loan documents or security interests or subordination provisions, and change in control of the Borrower.

CERTAIN OTHER TERMS
-------------------

Conditions to all Loans:             The making of each Loan, and the issuance
                                     of each Letter of Credit, will be
                                     conditioned upon (a) all representations and warranties in the credit documentation
                                     (including without limitation, the material adverse change and litigation representations) being true and correct in all material respects and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

Representations and Warranties:      Customary for financings of this type
                                     (including, without limitation, no material adverse change and Year 2000 matters).

Assignments and Participations:      Each Lender may assign all or a portion of
                                     its Loans and commitments under the Senior
                                     Facilities, or sell participations therein
                                     (in each case which shall not have to be pro rata among the Senior Facilities), to another person or persons provided that (i) each such assignment shall, unless otherwise agreed by the Administrative
                                     Agent and the Borrower, be in a minimum
                                     amount to be agreed upon and shall be
                                     subject to certain conditions (including, without limitation, in the case of an assignment to person that is not an Lender or an affiliate of a Lender, the consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld) and (ii) no purchaser of a participation shall have the right to exercise or cause the exercise of voting rights in respect of the Senior Facilities
                                     (except as to certain basic economic
                                     issues). In the case of partial assignments
                                     (other than to another Lender or an
                                     affiliate of a Lender), the minimum
                                     assignment amount shall be $5,000,000
                                     unless otherwise agreed by the Borrower and the Administrative Agent.

Governing Law:                       State of New York.

Required Lenders:                    51%. Special voting provisions will be
                                     included for amendments to the application of mandatory prepayments.

Expenses:                            The financing agreements will provide that
                                     the Borrower will pay (i) all of the
                                     reasonable expenses, including without
                                     limitation, reasonable fees and expenses of one counsel, incurred by the Co-Lead
                                     Arrangers, the Joint Book Managers and the
                                     Agents in connection with the negotiation and documentation of the Senior Facilities and the financing agreements therefor, (ii) all of the reasonable expenses, including without limitation, reasonable fees and expenses of counsel, incurred by the Administrative Agent in connection with the administration of the Senior Facilities or in connection with any amendments, waivers, work-outs or restructurings in respect thereof and (iii) all expenses incurred by the Administrative Agent and the Lenders in connection with the protection, exercise or enforcement of any right or remedy or any foreclosure, collection or bankruptcy proceedings in respect thereof.

Counsel to the Agents:               Simpson Thacher & Bartlett.

Indemnity:                           The Borrower will indemnify, pay and hold
                                     harmless the Agents, the Co-Lead Arrangers,
                                     the Joint Book Managers, the Issuing Lender
                                     and the Lenders (and their respective
                                     directors, officers, employees and agents)
                                     against any loss, liability, cost or
                                     expense (a "Loss") as customary for
                                                 ----
                                     transactions of this type incurred in
                                     respect of the financing contemplated
                                     hereby or the use or the proposed use of
                                     proceeds thereof; provided that the
                                                       --------
                                     foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of such indemnified person, (ii) legal proceedings commenced against any indemnified person by any security holder or creditor thereof solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent or any Lender by any transferee thereof.

                                                               November 16, 1999

                         $325,000,000 Senior Facilities

                            Assignment of Commitment


Chase Securities Inc.
The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Bear Stearns & Co., Inc.
Bears Stearns Corporate Lending Inc.
245 Park Avenue
New York, New York 10167

Investcorp Investment Equity Limited,
On its own behalf and on behalf of
certain of its affiliates and other
international investors
c/o Investcorp Bank E.C.
P.O. Box 5460
Bahrain

Ladies and Gentlemen:

     Reference is made to the Commitment Letter dated November 2, 1999 (the

"Commitment Letter," capitalized terms used but not defined herein are used with
 -----------------
the meanings assigned to them in the Commitment Letter) addressed by the Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI"), Bear Stearns Corporate Lending Inc. ("BSCL") and Bear Stearns & Co., ("Bear Stearns") to Investcorp Investment Equity Limited ("Investcorp").

     Fleet National Bank (the "Additional Lender") hereby commits (the
                               -----------------
"Additional Commitment") to provide 27.692% ($90,000,000) of the Senior Facilities on the terms and conditions specified in the Commitment Letter and the Term Sheet (as amended and restated as of November 15, 1999) subject to satisfactory documentation. It is agreed that the amount of Chase's and BSCL's commitment in respect of the Senior Facilities shall be reduced, pro rata, effective on the date hereof, by the amount of the Additional Commitment allocated thereto. The Additional Lender shall be a Lender for purposes of the Commitment Letter and each of Chase, CSI, BSCL, Bear Stearns and Investcorp confirm that the Additional Lender is acceptable to them. It is further agreed that, notwithstanding anything to the contrary in the Commitment Letter, the Additional Lender shall act as Documentation Agent in respect of the Senior Facilities, and shall be listed in such capacity on the cover, and in the contents, of the confidential information memorandum distributed in connection with the syndication of the Senior Facilities.

       The provisions of this Letter are supplemented as set forth in a Fee Letter dated the date hereof from us to you (the "Additional Fee Letter") and
                                                  ---------------------
are subject to the terms of the Additional Fee Letter.

       Investcorp confirms that the Additional Lender shall be a beneficiary of all representations and warranties made by Investcorp in the Commitment Letter and that the Additional Lender, its affiliates and their respective officers, directors, employees, advisors and agents shall be indemnified by Investcorp to the same extent set forth in the Commitment Letter with respect to the indemnified persons referred to therein.

       This Letter may not be amended or waived except by an instrument in writing signed by each party hereto. This Letter shall be governed by, and construed in accordance with the laws of the State of New York. This Letter may be executed in any number of counterparts, each of which shall be an original, and all of which when taken together shall constitute one agreement. Delivery of an executed signature page of the Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

       Investcorp and the Additional Lender agree to keep this Letter and its terms and substance confidential on the same basis as confidentiality provisions applicable to the Commitment Letter and set forth therein.

hereof.

                        Very truly yours,

                        FLEET NATIONAL BANK


                        By:/s/ Robert C. Megan
                           -------------------
                           Name: Robert C. Megan
                           Title: Managing Director

                        Date of Acceptance: November 16, 1999



Accepted and agreed to as of
the date first written above by:

CHASE SECURITIES INC.


By:/s/ James Yu
   ------------
Name: James Yu
Title: Vice President

CHASE MANHATTAN BANK


By:/s/ Laurie B. Perper
   --------------------
Name: Laurie B. Perper
Title: Vice President

BEAR STEARNS & CO, INC.

By: /s/ Keith Barnish
    -----------------
Name:  Keith Barnish
Title:  Senior Managing Director

BEAR STEARNS CORPORATE LENDING INC.


By: /s/ Keith Barnish
    -----------------
Name:  Keith Barnish
Title:  Senior Managing Director

INVESTCORP INVESTMENT EQUITY LIMITED


By: /s/ Sydney J. Coleman
   ----------------------
Name:  The Director Ltd.
Title:  Director

                                       3